EXHIBIT 99.1

AXSYS TECHNOLOGIES ANNOUNCES 79% INCREASE IN THIRD QUARTER

OPERATING INCOME AND INCREASES 2004 GUIDANCE

ROCKY HILL, CONN. – November 1, 2004 – Axsys Technologies, Inc. (NASDAQ: AXYS), a global leader in the design, manufacture and distribution of precision opto-mechanical subsystems and components, today announced financial results for the third quarter and nine-month period ended October 2, 2004.

Third Quarter Highlights – versus fiscal 2003 third quarter

•                  Sales rose 24.3% to $26.4 million.

•                  Gross margin increased to 30.2% from 26.9%.

•                  Operating income was up 79.3% to $2.2 million; operating margin rose to 8.4% from 5.8%.

•                  Net income grew to $1.9 million, or $0.27 per diluted share, from $1.2 million or $0.17 per diluted share, a 58.8% increase in diluted EPS.

•                  Effective tax rate for the current quarter was 10.0%, compared to a 4.5% rate in the third quarter of 2003.

•                  Third quarter bookings rose 87.8% to a record $37.7 million, bringing backlog to a record  $93.1 million.

•                  Significant bookings for the quarter include the $9.8 million James Webb Space Telescope project.

Axsys exceeded its sales and bookings expectations for the quarter as a result of heightened defense spending, general economic growth and the sale of increasingly complex electro-optical solutions.  In addition, growth in the quarter included the results of the newly integrated acquisition, Axsys Technologies IR Systems, formerly Telic Optics, Inc.  Excluding the acquisition, revenues increased 18.0% and bookings increased 81.6% in the third quarter.

Segment Sales (in millions):

	Three Months Ended:		Nine Months Ended:
	October 2, 2004	September 27, 2003	October 2, 2004	September 27, 2003
Aerospace and Defense	$16.6	$12.5	$45.5	$37.1
Commercial Products	3.3	3.3	10.9	10.3
Distributed Products	6.5	5.4	19.1	15.9

“Our third quarter results continue to build upon our successful track record,” said Stephen W. Bershad, Chairman and Chief Executive Officer of Axsys.  “Not only have we delivered solid revenue and income growth, but our backlog is the strongest in the Company’s history.  Our continuing efforts to deliver high quality, competitive products to our broad base of customers in a timely manner are resulting in larger and more sophisticated orders.  Importantly, higher margins are stemming from favorable product mix, volume-driven leverage and improved production efficiencies.”

Financial Guidance

The financial results for the first nine months of 2004, combined with the Company’s strong backlog, have led Axsys to increase financial guidance for fiscal 2004.  Axsys now anticipates its 2004 revenues of approximately $102 million and 2004 operating income of approximately $9 million, representing year-over-year growth of 20% and 79%, respectively.  This compares to previous guidance of 15% – 16% revenue growth and 55% – 60% operating income growth.

Mr. Bershad concluded, “We are confident that Axsys is positioned for continued growth.  The Company’s strong financial performance, large and growing backlog and solid balance sheet provide the financial foundation to drive the business forward.   We intend to build upon our successful products and capabilities to deliver increasingly sophisticated electro-optical solutions to our OEM customers.”

Conference Call

Management will conduct a conference call reviewing the financial results on Tuesday, November 2, 2004 at 10:00 am ET.  Interested parties may participate in the call by dialing 913-905-3161 – please call in 10 minutes before the call is scheduled to begin, and ask for the Axsys Technologies call.  The conference call will be broadcast live over the Internet via the Investors section of the Company’s web site at www.axsys.com.  To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen live, the conference call will be archived on the Company’s web site.

About Axsys

Axsys Technologies, Inc. is a vertically integrated OEM supplier of precision optical and motion control assemblies and components for high technology applications, serving the aerospace, defense, health imaging, semiconductor and graphic arts markets.  For more information, visit www.axsys.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of the words such as “expect,” “anticipate,” “plan,” “may,”  “will,” “estimate” or other similar expressions. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors, which could cause actual results to differ materially, are described in Axsys’ reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission, including without limitation: the introduction of competing products or technologies by other companies and/or pricing pressures from competitors and/or customers, a reversal or slowdown of the modest economic recovery presently being experienced in the United States, Axsys’ inability to achieve synergies in connection with the acquisition of Telic Optics, Inc., the incurrence of unexpected costs in connection with the acquisition and other contingencies and risks relating to the integration of Telic’s operations and business.  These statements reflect the Company’s current beliefs and are based upon information currently available to Axsys.   Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time, and we specifically disclaim any obligation to update these statements.  For more information concerning the foregoing risks and uncertainties, see the Securities and Exchange Commission filings for Axsys.

AXSYS TECHNOLOGIES, INC.

Consolidated Statements of Operations

(Unaudited, in thousands)

	For the Three Months Ended		For the Nine Months Ended
	October 2, 2004	September 27, 2003	October 2, 2004	September 27, 2003

Net sales	$26,356	$21,203	$75,491	$63,269
Cost of sales	18,407	15,489	52,940	46,122
Gross margin	7,949	5,714	22,551	17,147

Selling, general and administrative expenses	5,055	3,906	14,321	11,968
Research, development and engineering expenses	681	574	1,984	1,628
Write off of restructuring accrual	—	—	(50)	—
Operating income	2,213	1,234	6,296	3,551
Interest expense	(75)	(39)	(183)	(137)
Interest income	9	21	43	77
Other (expense) income, net	(7)	67	(29)	211
Income before income taxes	2,140	1,283	6,127	3,702
Provision for income taxes	213	58	612	167
Net income	$1,927	$1,225	$5,515	$3,535

BASIC INCOME PER SHARE (1):
Total	$0.27	$0.18	$0.79	$0.51

Weighted average basic common shares outstanding	7,040	6,987	7,009	6,985

DILUTED INCOME PER SHARE (1):
Total	$0.27	$0.17	$0.77	$0.50
Weighted average dilutive common shares outstanding	7,191	7,103	7,182	7,047

(1) Earnings per share and shares outstanding for the three months and nine months ended September 27, 2003 have been restated to reflect the 3:2 stock split on June 30, 2004.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Axsys Technologies, Inc.		The Equity Group Inc.
David A. Almeida, CFO		Loren G. Mortman
(860) 257-0200		(212) 836-9604, LMortman@equityny.com
www.axsys.com		Lauren Barbera
(212) 836-9610, LBarbera@equityny.com
www.theequitygroup.com

AXSYS TECHNOLOGIES, INC.

Consolidated Balance Sheets

(Unaudited, in thousands)

	October 2, 2004	December 31, 2003
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,259	$5,197
Short-term investments	—	6,983
Accounts receivable – net	15,506	10,197
Inventories – net	30,137	24,786
Income taxes – deferred and current	2,203	2,203
Other current assets	1,002	1,223
TOTAL CURRENT ASSETS	53,107	50,589
PROPERTY, PLANT AND EQUIPMENT – net	12,758	11,315
INTANGIBLE ASSET – net	2,151	—
EXCESS OF COST OVER NET ASSETS ACQUIRED	13,013	3,600
OTHER ASSETS	1,371	1,341
TOTAL ASSETS	$82,400	$66,845

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,463	$4,240
Accrued expenses and other liabilities	8,093	7,955
Deferred income	7,907	4,546
Current portion of capital lease obligation	372	423
Current portion of long-term debt	1,000	—
TOTAL CURRENT LIABILITIES	23,835	17,164

CAPITAL LEASES, less current portion	243	568

LONG-TERM DEBT, less current portion	3,583	—

OTHER LONG-TERM LIABILITIES	4,820	5,215

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:

Common stock	72	72
Capital in excess of par	39,591	39,375
Accumulated other comprehensive loss	(37)	(39)
Retained earnings	11,240	5,725
Treasury stock	(947)	(1,235)
TOTAL SHAREHOLDERS’ EQUITY	49,919	43,898

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$82,400	$66,845